UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 20, 2006

ImageWare Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road, San Diego, CA		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1                               Registrant’s Business and Operations

ITEM 1.02.                                    Termination of a Material Definitive Agreement.

On December 19, 2005, we delivered a notice of default and termination of the Limited Exclusive License Agreement with Boston Equities Corporation, a Nevada corporation.  Boston Equities failed to cure the default within the 30-day cure period provided in the agreement, and therefore we terminated the agreement effective January 20, 2006.  The material terms of the agreement were included in our Form 8-K report filed on October 6, 2005, incorporated herein by reference.

We filed a lawsuit against Boston Equities Corporation for breach of contract, including a prayer for relief in the amount of $450,000.00 in addition to any royalties earned by Boston Equities from sale, use or sublicense of the patented technology, the subject of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: February 10, 2006	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell,
Chief Financial Officer